CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



            We  hereby  consent  to  the  incorporation   by
reference  in  this  Registration  Statement  on  Form   S-8
relating to the Pennzoil Company 1995 Stock Option Plan of our summary report dated February 13, 1997 included as
Exhibit 99(a) to Pennzoil Company's Annual Report on Form 10-K for the year ended December 31, 1996 and the data extracted from our report and the references to our firm appearing in "Item 1. Business and Item 2. Properties" under the captions "Oil and Gas Reserves" and in "Supplemental Financial and Statistical Information - Unaudited - Oil and Gas Information" of such Annual Report on Form 10-K.




                                   RYDER SCOTT COMPANY
                                   PETROLEUM ENGINEERS

Houston, Texas
July 14, 1997